Exhibit 99.1

Verrica Pharmaceuticals Reports Second Quarter 2022 Financial Results

Verrica held Type A meeting with the FDA regarding the path forward for the resubmission and potential approval of the NDA for VP-102 for the treatment of molluscum contagiosum

Verrica has begun working with Piramal Pharma Solutions for production of bulk solution and reaffirms plans to resubmit NDA for VP-102 for molluscum contagiosum in Q1 2023

Raised approximately $28.5 million of gross proceeds in an underwritten public offering

WEST CHESTER, PA – August 11, 2022 (GLOBE NEWSWIRE) – Verrica Pharmaceuticals Inc. (Verrica) (Nasdaq: VRCA), a dermatology therapeutics company developing medications for skin diseases requiring medical interventions, today announced financial results for the second quarter ended June 30, 2022.

“This quarter, we held a Type A meeting with the FDA regarding the path forward for the resubmission and potential approval of the New Drug Application (NDA) for VP-102 for the treatment of molluscum,” said Ted White, Verrica’s President and Chief Executive Officer. “We also began working with an alternative supplier for the bulk solution of VP-102, Piramal Pharma Solutions, at their Sellersville, Pennsylvania site. Piramal’s experience in the commercial manufacturing of liquids combined with the facility’s close proximity to Verrica’s headquarters will allow our teams to work closely and collaboratively in the technology transfer process. Based on the feedback from the FDA and the timing of the technology transfer to Piramal, we expect to be able to resubmit the NDA for VP-102 for the treatment of molluscum contagiosum (molluscum) in the first quarter of 2023.”

Business Highlights and Recent Developments

Corporate Highlights

•

Verrica executed an underwritten public offering of 13,575,000 shares of its common stock at a price to the public of $2.10 per share, which includes shares sold pursuant to the underwriter’s option to purchase additional shares. The gross proceeds from the offering to Verrica were approximately $28.5 million, before deducting underwriting discounts and commissions and offering expenses.

•

Verrica voluntarily repaid in full the debt outstanding under the mezzanine loan and security agreement using restricted cash of $40.0 million, which was set aside as cash collateral in a March 2022 amendment to the loan agreement, as well as cash on hand.

VP-102

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Verrica announced that the U.S. Food and Drug Administration (FDA) issued a Complete Response Letter (CRL) regarding its NDA for VP-102 for the treatment of molluscum. According to the CRL, the only deficiency listed was related to the deficiencies identified at a general reinspection of the contract manufacturing organization (CMO) that manufactures Verrica’s bulk solution drug product. None of the issues identified by FDA during the reinspection were specific to the manufacturing of VP-102.

•

Verrica has begun working with Piramal Pharma Solutions to manufacture bulk solution for VP-102 at their Sellersville, Pennsylvania site. Verrica will continue to work closely with Piramal and the FDA to facilitate a timely technology transfer and production quality at the facility.

•

Verrica announced that it held a Type A Meeting with the FDA regarding the path forward for the resubmission and potential approval of the NDA for VP-102 for the treatment of molluscum. The FDA indicated a willingness to work collaboratively on the amount of stability data required from an alternative CMO for the bulk solution of VP-102 at the time of resubmission as well as options for post-approval use of bulk solution previously manufactured.

Financial Results

Second Quarter 2022 Financial Results

•

Verrica recognized license revenues of $0.2 million for the three months ended June 30, 2022 and no revenue for the same period in 2021 related to the Collaboration and License Agreement (the “Torii Agreement”) with Torii Pharmaceutical Co., Ltd. (“Torii”) for supplies and development activity with Torii.

•

Research and development expenses were $4.2 million in the second quarter of 2022, compared to $3.4 million for the same period in 2021. The increase was primarily attributable to a one-time $1.0 million milestone payment to Lytix Biopharma AS (“Lytix”) upon the achievement of a regulatory milestone for LTX-315.

•

General and administrative expenses were $5.2 million in the second quarter of 2022, compared to $7.3 million for the same period in 2021. The decrease was primarily a result of higher expenses in the prior year related to pre-commercial activities for VP-102.

•	For the second quarter of 2022, net loss on a GAAP basis was $10.2 million, or $0.37 per share, compared to a net loss of $11.8 million, or $0.43 per share, for the same period in 2021.

•	For the second quarter of 2022, non-GAAP net loss was $8.8 million, or $0.32 per share, compared to a non-GAAP net loss of $9.6 million, or $0.35 per share, for the same period in 2021.

Year-to-Date June 2022 Financial Results

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Verrica recognized license revenues related to the Torii Agreement of $0.6 million for the six months ended June 30, 2022 compared to $12.0 million for the same period in 2021. The license revenue for the six months ended June 30, 2022 related to Torii’s purchase of supplies and reimbursement for development activities while the 2021 license revenue was driven by the Torii upfront license milestone payment of $12.0 million.

•

Research and development expenses were $6.9 million for the six months ended June 30, 2022, compared to $8.8 million for the same period in 2021. The decrease was primarily attributable to one-time payments of $1.0 and $2.3 million to Lytix upon the achievement of regulatory milestones for LTX-315, during the six months ended June 30, 2022 and 2021, respectively, as well as decreased Chemistry, Manufacturing and Controls (CMC) and clinical costs related to Verrica’s development of VP-102 for molluscum contagiosum, external genital warts, and common warts in 2022.

•

General and administrative expenses were $10.3 million for the six months ended June 30, 2022, compared to $13.9 million for the same period in 2021. The decrease of $3.6 million was primarily a result of a decrease in expenses related to pre-commercial activities for VP-102.

•	For six months ended June 30, 2022, net loss on a GAAP basis was $18.6 million, or $0.68 per share, compared to a net loss of $12.7 million, or $0.46 per share, for the same period in 2021.

•	For the six months ended June 30, 2022, non-GAAP net loss was $15.6 million, or $0.57 per share, compared to a non-GAAP net loss of $8.8 million, or $0.32 per share, for the same period in 2021.

•

As of June 30, 2022, Verrica had aggregate cash, cash equivalents, marketable securities and restricted cash of $54.4 million. The Company believes that its existing cash, cash equivalents, and marketable securities as of June 30, 2022, together with the proceeds from the July 2022 underwritten public offering, will be sufficient to support planned operations into the third quarter of 2023.

Non-GAAP Financial Measures

In evaluating the operating performance of its business, Verrica’s management considers non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation charges and non-cash interest expense that are required by GAAP. Verrica believes that non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Verrica believes may not be indicative of its operating performance, because either they are unusual and Verrica does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share have been reconciled to the nearest GAAP measure in the tables following the financial statements in this press release.

About VP-102

Verrica’s lead product candidate, VP-102, is a proprietary drug-device combination product that contains a GMP-controlled formulation of cantharidin (0.7% w/v) delivered via a single-use applicator that allows for precise topical dosing and targeted administration. If approved, VP-102 could potentially be the first product approved by the FDA to treat molluscum contagiosum — a common, highly contagious skin disease that affects an estimated six million people in the United States, primarily children. Verrica expects to resubmit the NDA for VP-102 for the treatment of molluscum in the first quarter of 2023 and in its resubmission will seek conditional approval to market VP-102 in the United States under the brand name YCANTH™. In addition, Verrica has successfully completed a Phase 2 study of VP-102 for the treatment of common warts and a Phase 2 study of VP-102 for the treatment of external genital warts.

About Molluscum Contagiosum (Molluscum)

There are currently no FDA-approved treatments for molluscum, a highly contagious viral skin disease that affects approximately six million people — primarily children — in the United States. Molluscum is caused by a pox virus that produces distinctive raised, skin-toned-to-pink-colored lesions that can cause pain, inflammation, itching and bacterial infection. It is easily transmitted through direct skin-to-skin contact or through fomites (objects that carry the disease like toys, towels or wet surfaces) and can spread to other parts of the body or to other people, including siblings. The lesions can be found on most areas of the body and may carry substantial social stigma. Without treatment, molluscum can last for an average of 13 months, and in some cases, up to several years.

About Verrica Pharmaceuticals Inc.

Verrica is a dermatology therapeutics company developing medications for skin diseases requiring medical interventions. Verrica’s late-stage product candidate, VP-102, is in development to treat molluscum, common warts and external genital warts, three of the largest unmet needs in medical dermatology. Verrica is also developing VP-103, its second cantharidin-based product candidate, for the treatment of plantar warts. The Company has also entered a worldwide license agreement with Lytix Biopharma AS to develop and commercialize LTX-315 for dermatologic oncology conditions. For more information, visit www.verrica.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Verrica’s current beliefs and expectations. These forward-looking statements include expectations regarding the Company’s expectations with regard to the satisfaction of the CRL for VP-102, the technology transfer to Piramal, the timing of the resubmission of the NDA for VP-102, the clinical development of VP-102 for additional indications and Verrica’s cash, cash equivalents, marketable securities and restricted cash being sufficient to support planned operations into the third quarter of 2023. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the drug development process and the regulatory approval process, Verrica’s reliance on third parties over which it may not always have full control, uncertainties related to the COVID-19 pandemic and other risks and uncertainties that are described in Verrica’s Annual Report on Form 10-K for the year ended December 31, 2021 and other filings Verrica makes with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and are based on information available to Verrica as of the date of this release, and Verrica assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

VERRICA PHARMACEUTICALS INC.

Statements of Operations

(unaudited, in thousands except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
License revenues:	$214	$—	$645	$12,000

Operating expenses:
Research and development	4,162	3 447	6,885	8,809
General and administrative	5,173	7,284	10,291	13,861

Total operating expenses	9,335	10,731	17,176	22,670

Loss from operations	(9,121)	(10,731)	(16,531)	(10,670)
Interest income	20	33	42	65
Interest expense	(1,067)	(1,077)	(2,149)	(2,106)

Net loss	$(10,168)	$(11,775)	$(18,638)	$(12,711)

Net loss per share, basic and diluted	$(0.37)	$(0.43)	$(0.68)	$(0.46)

Weighted average common shares outstanding, basic and diluted	27,519,053	27,513,665	27,519,053	27,697,985

VERRICA PHARMACEUTICALS INC.

Selected Balance Sheet Data

(unaudited, in thousands)

	June 30, 2022	December 31, 2021
Cash, cash equivalents, marketable securities and restricted cash	$54,398	$70,354
Total assets	63,436	80,125
Debt, net	42,293	41,693
Total liabilities	47,103	47,520
Total stockholders’ equity	16,333	32,605

VERRICA PHARMACEUTICALS INC.

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands except share and per share data)

	Three Months Ended June 30, 2022
	Loss from Operations	Net loss	Net loss per share
GAAP	$(9,121)	$(10,168)	$(0.37)

Non-GAAP Adjustments:

Stock-based compensation – General & Admin (a)	745	745
Stock-based compensation – Research & Development (a)	340	340
Non-cash interest expense (b)	—	302

Adjusted	$(8,036)	$(8,781)	$(0.32)

	Three Months Ended June 30, 2021
	Loss from Operations	Net loss	Net loss per share
GAAP	$(10,731)	$(11,775)	$(0.43)

Non-GAAP Adjustments:

Stock-based compensation – General & Admin (a)	1,423	1,423
Stock-based compensation – Research & Development (a)	425	425
Non-cash interest expense (b)	—	344

Adjusted	$(8,883)	$(9,583)	$(0.35)

	Six Months Ended June 30, 2022
	Loss from Operations	Net loss	Net loss per share
GAAP	$(16,531)	$(18,638)	$(0.68)

Non-GAAP Adjustments:

Stock-based compensation – General & Admin (a)	1,644	1,644
Stock-based compensation – Research & Development (a)	757	757
Non-cash interest expense (b)	—	634

Adjusted	$(14,130)	$(15,603)	$(0.57)

	Six Months Ended June 30, 2021
	Loss from Operations	Net loss	Net loss per share
GAAP	$(10,670)	$(12,711)	$(0.46)

Non-GAAP Adjustments:

Stock-based compensation – General & Admin (a)	2,528	2,528
Stock-based compensation – Research & Development (a)	723	723
Non-cash interest expense (b)	—	707

Adjusted	$(7,419)	$(8,753)	$(0.32)

(a)

The effects of non-cash stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. We believe this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(b)

The effects of non-cash interest charges are excluded. We believe such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies and is reflective of how management internally manages the business.

FOR MORE INFORMATION, PLEASE CONTACT:

Investors:

Terry Kohler

Chief Financial Officer

484.453.3296

info@verrica.com

William Windham

Solebury Trout

646.378.2946

wwindham@troutgroup.com

Media:

Zara Lockshin

Solebury Trout

646.378.2960

zlockshin@troutgroup.com